POWER OF ATTORNEY

The undersigned officers and trustees of FRANKLIN FEDERAL TAX-FREE INCOME FUND, a Delaware statutory trust (the "Registrant"), hereby appoint BRUCE G. LETO, LARRY P. STADULIS, KRISTIN H. IVES, KAREN L. SKIDMORE, CRAIG S. TYLE, David P. Goss and STEVEN J. GRAY (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, including but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

     The undersigned officers and trustees hereby execute this Power of Attorney as of the 25th day of February, 2008.

/s/Rupert H. Johnson, Jr.__________________                         /s/Harris J. Ashton________________________

Rupert H. Johnson, Jr.                                                                             Harris J. Ashton
Chief Executive Officer-Investment Management                              Trustee

/s/Robert F. Carlson______________________                        /s/Sam Ginn

Robert F. Carlson                                                                                    Sam Ginn

Trustee                                                                                                     Trustee

/s/Edith E. Holiday_______________________                       /s/Charles B. Johnson
 Edith E. Holiday                                                                                      Charles B. Johnson
Trustee                                                                                                     Trustee

/s/Gregory E. Johnson______________________                   /s/Frank W. T. LaHaye

Gregory E. Johnson                                                                                Frank W.T. LaHaye
Trustee                                                                                                     Trustee

/s/Frank A. Olson_________________________                     /s/Larry D. Thompson_______________________
Frank A. Olson                                                                                         Larry D. Thompson
Trustee                                                                                                      Trustee

/s/John B. Wilson           ____________________                      /s/Galen G. Vetter
John B. Wilson                                                                                         Galen G. Vetter
Trustee                                                                                                       Chief Executive Officer-Finance & Administration

/s/Laura F. Fergerson

Laura F. Fergerson

Chief Financial Officer and Chief Accounting Officer